UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                            FORM 8-K
                         Current Report

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934
 Date of Report (Date of Earliest Event Reported):  April 6, 2001

                  Commission file number 0-21819

                      MC INFORMATICS, INC.
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       (Exact name of registrant as specified in its charter)

	California                               94-3165144
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(State of other jurisdiction of     (I.R.S.  Employer Identification No.)
incorporation of organization)

720 South Colorado Boulevard, Suite 610S, Denver CO          80246
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(address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:    (303) 759-5511
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ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

	On April 6, 2001, Registrant completed the sale of a majority of its assets to, and the assumption of certain of its liabilities by, Don Jacobs, a former executive of the Registrant, pursuant to an Asset Purchase Agreement dated March 21, 2001. In addition, the Registrant completed the sale of its Web Enablement business to, and the assumption of certain of its liabilities by, Interbit Data, Inc. pursuant to an Asset Purchase Agreement dated March 1, 2001. The Registrant has discontinued business activities following the completion of these transactions.

	Due to the above sales of the business and ceasing of operations, Bill
W. Childs resigned as Chairman and CEO, and as a Director, of the Registrant effective March 23, 2001. The Registrant has not received any letter from Mr. Childs describing any disagreement with the Registrant and requesting that the matter be disclosed.

	Upon completion of the above Asset Purchase Agreements and the resignation of Mr. Childs, the Registrant has no further business operations and no employees. The proceeds of these sales, and the liquidation of a few remaining assets not included in these transactions, are not sufficient to satisfy the claims of the Registrant's secured creditors. It is not expected that the Registrant's unsecured creditors or stockholders will receive any payment as a result of these transactions.

	With the above transactions, the Registrant has not determined whether, or for how long, it will be able to continue to file reports with the SEC and whether it will be able to complete the financial statements for 2000 referenced in the NT 10-K and file a form 10-KSB for 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      MC INFORMATICS, INC
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                                                         (Registrant)

Date:   April 16, 2001                            By: /s/John Pappajohn
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                                                      John Pappajohn
                                                      Director